Exhibit 10.32

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AOL ADVERTISING INSERTION ORDER

Contract #: AOL Salesperson: Sales Coordinator: Sales Planner: Effective Date: Credit Approval Received:

	Advertiser	Advertising Agency
Contact Person	General Counsel
Company Name	Napster, LLC
Address – Line 1	9044 Melrose Avenue
Address – Line 2	West Hollywood, CA
Phone #	310-281-5000
Fax #	310-281-5121
Email
SIC Code
Advertiser IAB Category

Billing Information
Send Invoices to (choose one):	☒ Advertiser	☐ Agency
Advertiser or Agency Billing Contact Person	Napster, LLC
Company Name	Napster, LLC
Billing Address – Line 1	9044 Melrose Avenue
Billing Address – Line 2	West Hollywood, CA
Billing Phone #	310-281-5000
Billing Fax #
Billing Email Address	ap@napster.com
P.O. #, if applicable

WHEREAS, Advertiser and AOL have entered into an Asset Purchase Agreement dated __, 2006; and

WHEREAS, Advertiser wishes to purchase certain Advertising placements from AOL and pay AOL for certain subscribers to advertiser’s online music subscription service;

NOW, THEREFORE, for good and valuable consideration Advertiser and AOL hereby agree to the following:

Payment Schedule:

Pursuant to this Insertion Order Advertiser shall pay AOL a total payment of [***] Dollars ($[***]) (the “Purchase Price”), payable as follows: [***] Dollars ($[***]) payable to AOL within one (1) business day of the date of execution of this Insertion Order and [***] Dollars ($[***]) on June 1, 2007.

All amounts not paid when due and payable will bear interest from the due date at the prime rate in effect at such time. All payments required hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the “America Online” account, Account Number [***]. In the event of any questions regarding a payment made (or expected to be made) by Advertiser to AOL. AOL may contact William Growney, General Counsel at 310-281-5000, 9044 Melrose Ave, Los Angeles, CA 90069. In the event of nonpayment, AOL reserves the right to immediately terminate this AOL Advertising Insertion Order Agreement (the “Insertion Order”) with written notice to Advertiser, provided that such termination shall not excuse AOL from providing impressions that have already been paid for by Advertiser.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Advertising Purchase Summary (See Detailed Carriage Plan on Exhibit A)
	Total Price	Total Impressions
AOL Integrated Placements	$[***]	[***]
Additional Placements	$[***]	SEE EXHIBIT F

1. Site and Products. The HTTP/URL address to be connected to the Advertisement shall be: http://www.napster.com/aol (the “Advertiser Site”). The products and/or services to be offered or promoted by Advertiser in the Advertisements are as follows: Paid music subscription services designed to provide consumers in the United States with unlimited, high fidelity, access to over 3,000,000 tracks. Subscribers receive unlimited access to CD-quality music on multiple computers and have access to over 50 interactive radio stations, extensive community features, message boards, historical Billboard chart information and enhanced programming. In addition, subscribers can transfer an unlimited amount of music from Napster to their choice of compatible MP3 players for the entire term of their subscription without having to purchase individual tracks and albums. In addition, all subscribers have access to community features, such as the ability to send song links to friends and subscribers can browse other subscribers’ published collections. In addition customers can purchase individual tracks or albums. These tracks can be “burned” to a CD or transferred to an MP3 player. Napster’s United States catalogue of available music covers all of the major music companies, including EMI Recorded Music, Sony BMG, Universal Music Group and Warner Music Group, as well as numerous independent labels. (the “Advertiser Products”). The Carriage Plan for the agreed upon placements is attached hereto on Exhibit A. The Launch Date will be the first business day following the Notice Period as such term is defined under the Asset Purchase Agreement or such earlier date as the co-branded landing page described in Section 4 below is first commercially available to potential subscribers.

2.	Impressions Commitment. Any guarantees are to impressions (as measured by AOL in accordance with its standard methodologies and protocols), not “click-throughs” or conversions. In the event there is (or will be in AOL’s reasonable judgment) a shortfall in impressions less than [***] percent ([***] %) of the Total Guaranteed Impressions as of the end of the display period as set forth in Exhibit A (a “Shortfall”), such Shortfall shall not be considered a breach of this Insertion Order by AOL; instead, AOL will provide Advertiser, as its sole remedy, with additional or comparable (in value) “makegood” impressions across the AOL Network up to [***] percent ([***] %) of the Total Guaranteed Impressions within three months of the end of the term. To the extent impressions commitments are identified without regard to specific placements, such placements will be as mutually agreed upon by AOL and Advertiser during the course of the display period. AOL reserves the right to alter Advertiser flight dates to accommodate trafficking needs or other operational needs. In such cases, AOL will make available to Advertiser reasonably equivalent flight(s). In the event that no makegood impressions are available, Advertiser shall be entitled to a pro rata refund of its fees for any underdelivery.

3.	Integration Assistance. Advertiser agrees to work in good faith with AOL to evaluate opportunities to integrate AIM and other AOL products and services that the parties believe will improve the product experience for users of Advertiser’s service. The Parties agree to evaluate the screenname service within reason periodically after the execution date. If Advertiser decides to add third party instant messaging functionality into the Advertiser Products, then Advertiser will provide AOL with the first opportunity to include AIM in the Advertiser Product. From time to time, AOL may elect in its reasonable discretion to provide additional placements for Advertiser in prominent locations across the AOL Network. In addition, the parties will discuss additional co-marketing opportunities throughout the term of the Agreement that would mutually benefit both Parties.

4.	Advertiser Artwork and URL. In the event that all necessary artwork and active URL’s are not provided to AOL in the manner specified at www.advisor.aol.com at least three (3) business days prior to the display start date (as set forth in Exhibit A), all Impressions to the relevant advertising inventory from and after the display start date shall count toward the Total Impressions and Advertiser shall remain liable for all payments hereunder notwithstanding AOL’s inability to display the Advertisement. Advertiser agrees to design a co-branded landing page similar to Advertiser’s standard, generally available landing page. Advertiser agrees to use such page unless Advertiser can demonstrate that such co-branded page is having a negative impact on the rate at which users are registering for a free trial of the Advertiser’s Product. The parties shall enter into a Trademark License Agreement in the form attached to the Asset Purchase Agreement.

5.	Subscriber Bounty. Advertiser shall pay AOL, on a monthly basis (following the close of the month in which a trial subscription occurs), a fee of [***] Dollars ($[***]) (the “Subscription Bounty”) per every individual trial subscription (including any free trial subscriptions) over [***] ([***]) (the “Subscription Bounty Threshold”) received by Advertiser from AOL for Advertiser’s online music subscription service during the Initial Term. The same Subscription Bounty Threshold would apply in the Renewal Term. For purposes of clarification, a subscription would be satisfied when a user signs up for a free trial. Bounties acquired through the AOL Performance Network will count toward the Subscription Bounty Threshold as well as the renewal threshold of [***] per Section 7 below.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

6.	Latency Conversion. Advertiser will also pay to AOL a Bounty for all Latency Conversions. A “Latency Conversion” shall mean the serving of a tracking mechanism to an AOL User during a visit to the Advertiser Landing Page not initiated by clicking through an AOL Integrated Placement or Additional Placement (each a “Promotion”), where such visit occurred within a certain number of days (the “Latency Window”) after such AOL User was exposed to a Promotion. Advertiser shall pay AOL a Bounty for One Hundred percent (100%) of the number of New Subscribers arising from Latency Conversions that occur within (i) seven (7) days of initial clicking through an AOL Integrated Placement or (ii) thirty (30) days of initial clicking through an Additional Placement. Subject to AOL’s review and approval, the Parties shall agree on a tracking mechanism sufficient to track the AOL Users who enter the Advertiser Landing Page to determine which have become New Subscribers. In the event that such tracking involves the use of cookies, Advertiser agrees to comply with the following requirements. Advertiser will serve cookies on a non-personally identifiable basis on the Advertiser Landing Page (but not on the AOL Network, such as in any Promotion) to all visitors to the Advertiser Landing Page for the purpose of compliance with this Agreement; provided that Advertiser and the Advertiser Landing Page shall at all times (i) comply with all applicable privacy and use of data laws, rules and regulations, and any applicable privacy policies, (ii) use the data collected via the cookie to perform its obligations herein, for assigning customer-IDs in support of the Advertiser normal website operation, and for no other reason, (iii) not disclose such data to any third party, and (iv) prominently post a privacy policy on the Advertiser Site providing adequate notice to visitors that such a cookie may be served and how such data may be used. Upon request from AOL, Advertiser shall cease to serve cookies; or, AOL shall be entitled to immediately terminate this Insertion Order without penalty. Notwithstanding the foregoing, such use of “cookie” technology in the Promotions or the Advertiser Landing Page shall not include the following activities: (i) the collection of AOL User navigational data, or the aggregation, co-mingling or any other combination of data for or about AOL Users with data from other sites for the purpose of building profiles of AOL Users (regardless of whether such profiles were created outside of the AOL Network), or for use in online preference marketing to AOL Users; (ii) aggregation, use or disclosure of navigational data obtained through the use of such technology; (iii) disclosure of or association with any personally identifiable information of an AOL User; (iv) use or conducting of survey-based research without the prior written approval of AOL; and (v) redirection of data or other information.

7.	Term and Territory. Unless earlier terminated as set forth herein, the term of this agreement will be one year from the Launch Date (the “Initial Term”). Subject to Section 15 below, the Initial Term will automatically extend for a period of one year (the “Renewal Term,” and together with the Initial Term, the “Term”) if Subscriber Bounty of [***] is reached within the Initial Term. The Renewal Term, as applicable, shall be upon the same terms and conditions as set forth in this Insertion Order. Territory is the United States of America.

8.	Exclusivity. Excluding Apple’s iTunes , throughout the Term, Advertiser will be the exclusive integrated Advertiser providing an online music subscription service within the AOL Music Channel located at www.music.aol.com (e.g. this does not include non-integrated banner advertisements).

9.	AOL Reporting. AOL will track impressions in accordance with its standard methodologies. Notwithstanding any other provision on reporting in this Insertion Order, AOL shall deliver to Advertiser a report on a monthly basis showing the number of Impressions (by Placement) delivered and the number of click-throughs achieved on a daily or weekly basis (within thirty (30) days following the end of the month showing for such month the number of impressions by Placement) based on AOL’s standard methodologies. .

10.	Advertiser Reporting. Advertiser will provide AOL with a monthly written report within thirty (30) days following the end of the month showing for such month the number of registrations of subscribers for Advertiser’s online music subscription service by specific Placement. Upon AOL’s request, Advertiser will provide AOL with reporting broken out on a daily or weekly basis with the above mentioned details.

11.	Behavioral Targeting. Advertiser will assist AOL with Behavioral Targeting efforts on its landing page under the specifications outlined in Exhibit D herein.

12.	Audit Rights. AOL will have the right, not more than once per 12-month period, upon at least ten (10) days prior written notice to Advertiser, to have a nationally recognized independent accounting firm reasonably acceptable to Advertiser inspect Advertiser’s applicable records to confirm that the payments made pursuant to this Agreement are accurate, provided that such inspection will not unreasonably interfere with the business operations of Partner, shall be at the physical offices of Advertiser or its agents, and shall be during normal business hours and subject to customary confidentiality obligations. Advertiser shall receive a copy of such accounting firm’s report concurrently with AOL. AOL will bear the expense of any audit conducted pursuant to this Section 9 unless such audit shows an error in AOL’s favor amounting to a deficiency to AOL in excess of [***] percent ([***]%) of the actual amounts paid and/or payable to AOL hereunder, in which event Advertiser will bear the reasonable expenses of the audit. Advertiser or AOL, as applicable, will pay the other the amount of any underpayment or overpayment, as applicable, within fourteen (14) days following completion of any such audit.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

13.	AOL Right to Redesign. AOL will be solely responsible for the design, organization, structure, specifications, look and feel, navigation and maintenance of the AOL Network. AOL reserves the right, at anytime, to redesign or modify the organization, structure, specifications, “look and feel,” navigation, guidelines and other elements of the AOL Network. In the event such modifications materially and adversely affect any specific Placement, or if AOL is unable to deliver any particular Placement for any other reason, AOL will provide Partner promotional placements comparable in value to that of the placement in the screenshots in Exhibit E, and will work with Partner to determine such comparable placements. In the event that no promotional placements of comparable value are available, Advertiser shall be entitled to a pro rata refund of its fees for any underdelivery.

14.	Change of Control. AOL, in its sole discretion, may terminate this Agreement within 30 days after Advertiser delivers notice of a change of control of Advertiser involving any of the following AOL competitors: [***] (or any of their affiliates and/or subsidiaries). In the event that AOL exercises this termination right, AOL will be entitled to retain a pro rata portion of the fees for the placements for three (3) months following AOL’s delivery of a termination notice, provided, however, that AOL will maintain the promotional links and placements until the earlier of (i) the end of the 90 day period following AOL’s delivery of the termination notice or (ii) the date on which such change of control transaction closes. Further, if Napster is acquired by an entity not specifically named above, AOL will have the right to terminate this agreement at the end of the Initial Term regardless of whether the Term would otherwise automatically renew. Lastly, if AOL is subject to a change of control, either party will have the right to terminate this agreement at the end of the Initial Term regardless of whether the Term would otherwise automatically renew.

15.	Quality of Service/Best of Breed. Advertiser will continue to operate its online music distribution service in the ordinary course and consistent with Advertisers’ past practices. Advertiser will not materially degrade the quality of such service, provided that the removal of any tier of service, the combination of multiple existing tiers or the removal or addition of one or more particular features or functions will not constitute a degradation of service unless the overall service is materially degraded. In the event that this is not the case after the applicable period, AOL and Advertiser will meet and discuss remedies. If after 30 days from such meeting the issues have not been addressed to AOL’s satisfaction in AOL’s sole discretion, then AOL will have a right to terminate the Agreement. In the event of any such termination AOL will refund to Advertiser the pro-rata portion of payments attributable to the impressions not delivered.

16.	Miscellaneous. By entering into this agreement, the parties are not in any manner precluded from entering into any separate advertising agreements not related to this Insertion Order.

17.	Standard Terms and Conditions. This Insertion Order incorporates by reference the additional terms and conditions set forth on any and all Exhibits attached hereto (the “Additional Terms”). To the extent that there exist any inconsistencies between the terms in the IO and the terms and conditions in Exhibit C, the terms of the IO shall govern.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AUTHORIZED SIGNATURES

In order to bind the parties to this Insertion Order, their duly authorized representatives have signed their names below on the dates indicated. This Insertion Order (including the Additional Terms) shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto).

AOL LLC		ADVERTISER

By:	/s/ Tom Newman	By:	/s/ Laura B. Goldberg

Print Name:	Tom Newman	Print Name:	Laura B. Goldberg

Title:	Senior Vice President, Network Development	Title:	Chief Operating Officer

Date:	1-11-07	Date:	1/11/07

ADDITIONAL TERMS:

Exhibit A	—	Carriage Plan
Exhibit B	—	Additional Operational Terms
Exhibit C	—	Standard Terms and Conditions
Exhibit D	—	Behavioral Targeting

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT A

Carriage Plan

CONTRACT INFORMATION		SUMMARY
Proposal Name:	Napster Integrated Music Campaign 2007	Total CPM Amount:	$[***]	Imps Purchased:	[***]
Advertiser:	NAPSTER	Flat Fee Amount:	$[***]	Imps Based Blended CPM:	$[***]
Proposal ID:	62651	Other/Offline Amount:	$[***]	All Prices Shown Are	[***]
Version #:	3	SubTotal:	$[***]	Agency Commission %:	[***]%
		Total Amount:	$[***]	Agency Commission:	$[***]

ID	Product/Package	Art Size	Start Date	End Date	Value Type	Cost Type	Rate	Quantity	Total Cost
22864	NAS-ENTERTAINMENT-Music- Custom-Napster - Music Main(Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23082	NAS-ENTERTAINMENT-Music- Custom-Napster - Video Player (Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23084	NAS-ENTERTAINMENT-Music- Custom-Napster - Artist Main (Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23085	NAS-ENTERTAINMENT-Music- Custom-Napster -Ã,Â Album Detail Page(Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23086	NAS-ENTERTAINMENT-Music- Custom-Napster -Commerce Drawer (Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23087	NAS-ENTERTAINMENT-Music- Custom-Napster - CD Listening Party Page (Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23088	NAS-ENTERTAINMENT-Franchise Top 11 Show -Custom- Napster (Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
23089	NAS-ENTERTAINMENT-Radio & Podcasting -Custom-Napster (Text)	Interstitial	01/01/07	12/31/07	Paid Media	CPM	$[***]	[***]	$[***]
					Totals:			[***]	$[***]

In addition to the above, the parties agree that Exhibit F shall be incorporated herein by reference.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT B

Additional Operational Terms

1.    Advertiser Site Infrastructure. Advertiser will be responsible for all communications, hosting and connectivity costs and expenses associated with the Advertiser Site. Advertiser will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Advertiser Site from the AOL Network. Advertiser will design and implement the infrastructure and network between the AOL Service and Advertiser Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Advertiser Site from the AOL Network and (ii) sufficient bandwidth is maintained to handle sustained load and regular spikes in traffic. In the event that Advertiser elects to create a custom version of the Advertiser Site in order to comply with the terms of this Insertion Order, Advertiser will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2.    Optimization; Speed. Advertiser will use commercially reasonable efforts to ensure that the Advertiser Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. Prior to commercial launch of any material promotions described herein, Advertiser will permit AOL to conduct performance testing of the Advertiser Site (in person or through remote communications).

3.    Security. Advertiser will utilize [***] to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Advertiser Site.

4.    Technical Performance.

i.            Advertiser will design the Advertiser Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 5.5X and 6.XX browsers [***].

ii.            To the extent Advertiser creates customized pages on the Advertiser Site for AOL Members, Advertiser will develop and employ a methodology to detect AOL Members ([***]).”

iii.          Advertiser will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

iv.          Advertiser acknowledges that AOL employs host and client-side caching technologies to improve end-user performance. Advertiser further acknowledges that these technologies are controlled through the use of industry-standard HTTP version 1.0 and version 1.1 headers transmitted by the origin server which is under Advertiser’s control. Complete information about these protocols can be found in RFC 1945 and RFC 2616, and details about AOL’s implementation of those protocols can be found at http://webmaster.info.aol.com.

    v. Prior to releasing material, new functionality or features through the Advertiser Site (“New Functionality”), Advertiser will use commercially reasonable efforts to (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the Advertiser Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

5.    AOL Internet Services Advertiser Support. AOL will provide Advertiser with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of Advertiser or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any Advertiser area other than the Advertiser Site. Support to be provided by AOL is contingent on Advertiser providing to AOL demo account information (where applicable), a detailed description of the Advertiser Site’s software, hardware and network architecture and access to the Advertiser Site for purposes of such performance testing as AOL elects to conduct.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT C

Standard Terms and Conditions

[Note: Many deletions are due to inconsistency with

terms of insertion order]

1.      Display of Advertising Material. Advertiser may not resell, trade, exchange, barter or broker to any third party any advertising space which is the subject of this Insertion Order.

2.      License. Advertiser agrees that AOL has the right to market, display, reproduce (including compression and temporary storage as necessary for the standard operation of the AOL Network), distribute, perform, transmit and promote the Advertisements.

3.      Advertiser Content. The Advertisements shall link only to the URL specified in the Insertion Order. Neither the Advertisements nor any materials or content on any interactive site linked to the Advertisements shall disparage AOL or promote any AOL Competitors listed in Section 14 of this Agreement other than through the purchase by such AOL Competitors of banner advertisements on the Advertised Products in the ordinary course of Advertiser’s business. The Advertisements shall comply with AOL’s privacy policies, terms of service, generally applicable advertising standards and practices, and all other standard, written policies for the applicable Designated Service(s), as such may be modified by AOL from time to time. Advertiser hereby represents and warrants that (a) it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to offer, sell or license the products and services offered, sold or licensed by or through the Advertisements, and (b) the Advertisements will not violate any applicable law, regulation or third-party right (including, without limitation, any copyright, trademark, patent or other proprietary right). Advertiser also warrants that a reasonable basis exists for all product or service performance or comparison claims appearing through the Advertisements. In no event shall the Advertisements state or imply that AOL endorses Advertiser’s products or services. To the extent AOL notifies Advertiser of reasonable complaints or concerns (e.g. from a user of the AOL Network (an “AOL User”)) regarding the Advertiser Content or any other content or materials linked thereto or associated therewith (“Objectionable Content”), Advertiser shall, to the extent such Objectionable Content is within Advertiser’s control, use commercially reasonable efforts to respond in good faith to such complaints or concerns, provided there is no obligation to remove any such Objectionable Content. Advertiser shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Advertisements complies with all applicable federal, state and local laws and regulations.

4.      Operations. Advertiser shall ensure that the Advertisements and the Advertiser Content are in compliance with AOL’s then-current, generally applicable technical standards for the Designated Service(s). In the event that the Advertisements fails to comply with AOL’s generally applicable technical standards for the Designated Service, AOL shall have the right to cease or decrease the placement of the Advertisements, and if Advertiser is unable to cure such non-compliance within five business days after notice from AOL, AOL shall have the right to terminate this Insertion Order and refund to Advertiser fees paid to date on a prorata basis for any impressions that were not delivered. Additionally, AOL will be entitled to discontinue the Advertisements to the extent such Advertisements or the Advertiser Content will, in AOL’s good faith judgment, adversely affect the operations of the AOL Network.

5.      Third-Party Ad Serving. In the event that Advertiser elects to serve the Advertisements through a third-party ad serving system, such election shall be subject to the following requirements: (a) Advertiser shall elect solely from among the third parties which then appear on AOL’s approved third-party ad server list, (b) Advertiser shall comply with all reasonable requirements set by AOL for the use of a third-party ad serving system, (c) Advertiser shall ensure that its chosen third-party ad server complies with all reasonable requirements set by AOL for the serving of Advertisements into the AOL Network, provided that failure of the third-party to comply with AOL’s reasonable requirements shall not be deemed a breach of this Insertion Order by Advertiser so long as Advertiser ceases to use such third-party to serve the Advertisements immediately upon notice from AOL that such third-party is not in compliance with AOL’s reasonable requirements, and (d) any traffic or impression reports provided to Advertiser by such third-party shall have no effect on AOL’s obligations under this Insertion Order (i.e., the impression reports provided to Advertiser by AOL shall be the controlling reports for purposes of this Insertion Order).

6.      Production Work. Unless expressly provided for elsewhere in this Insertion Order, AOL shall have no obligation to provide any creative, design, technical or production services to Advertiser (“Services”). Delivery by AOL of any Services shall be subject to (i) AOL’s availability to perform the requested work, (ii) execution by both parties of a separate work order specifically outlining the Services to be provided and the fees to

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be paid by Advertiser for such Services and (iii) payment in advance by Advertiser of such fees.

7.      Customer Service; Taxes. Advertiser shall bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection, returns and chargebacks, and other customer support associated with any products or services offered, sold or licensed through the Advertisements, and AOL will have no obligations whatsoever with respect thereto. Advertiser will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export, value added or similar tax or duty arising from or related to the Advertisements, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys fees. The foregoing provisions of this section shall survive the completion, expiration, termination or cancellation of this Insertion Order. In the event that this Insertion Order identifies any of AOL’s “Shop@” areas (or similar or successor shopping areas) as a location where an Advertisement will be displayed, Advertiser shall comply with AOL’s then-current merchant certification standards.

8.      Search Terms; Keywords; Navigation. To the extent Advertiser is purchasing one or more Advertisements related to a “search” term(s), Advertiser represents and warrants that Advertiser has the legal rights necessary to utilize such search term in connection with the Advertisement(s). To the extent Advertiser is purchasing a search term for a flat fee (rather than purchasing a quantity of impressions based on a CPM-based price), such flat fee entitles Advertiser to up to one thousand (1,000) impressions per month. If the relevant search term generates more than 1,000 impressions in any month, AOL may sell the impressions in excess of 1,000 to another advertiser, or may provide Advertiser the opportunity to purchase some or all of the additional impressions for an additional fee. Any “keyword” terms for navigation from within the proprietary America Online brand service or “go word” terms for navigation from within the proprietary CompuServe brand service (“AOL Keyword Terms”) (as contrasted to “search” terms) which may be made available to Advertiser shall be (i) subject to availability and (ii) limited to the combination of the “keyword” or “go word” modifier combined with a registered trademark of Advertiser. Advertiser shall promote any AOL Keyword Term provided to it at least as prominently as it promotes any other internet keyword, “real name” or other similar search term or address for the Advertiser Content other than the URL for the Advertiser Content. AOL reserves the right to revoke at any time Advertiser’s use of any AOL Keyword Terms which do not incorporate registered trademarks of Advertiser. Advertiser acknowledges that its utilization of any AOL Keyword Term will not create in it, nor will it represent it has, any right, title or interest in or to such AOL Keyword Term, other than the right, title and interest Advertiser holds in Advertiser’s registered trademark independent of the AOL Keyword Term. [Advertiser shall ensure that navigation back to the AOL Network from any Advertiser site, whether through a particular pointer or link, the “back” button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by Advertiser through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device. LBG?]

9.      Payment; Suspension. Advertiser agrees to pay AOL for all advertising displayed in accordance with the agreed upon amounts and billing schedule shown on the Insertion Order.

10.    Limitation of Liability; Disclaimer; Indemnification. (A) SUBJECT TO SECTION 6 ABOVE AND SUBSECTION 9(D) BELOW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY ASPECT OF THE RELATIONSHIP PROVIDED FOR HEREIN. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY UNDER THIS INSERTION ORDER FOR MORE THAN THE AMOUNT TO BE PAID BY ADVERTISER DURING THE YEAR IN WHICH THE LIABILITY ACCRUES. (B) AOL MAKES NO AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IMPLIED WARRANTY OF NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (I) THE NUMBER OF PERSONS WHO WILL ACCESS THE ADVERTISER CONTENT OR “CLICK-THROUGH” THE ADVERTISEMENTS, (II) ANY BENEFIT ADVERTISER MIGHT OBTAIN FROM INCLUDING THE ADVERTISEMENTS WITHIN THE AOL NETWORK AND (III) THE FUNCTIONALITY, PERFORMANCE OR OPERATION OF THE AOL NETWORK WITH RESPECT TO THE ADVERTISEMENTS. (C) ADVERTISER MAKES NO AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

IMPLIED, REGARDING ITS GOODS OR SERVICES OR ADVERTISEMENTS OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IMPLIED WARRANTY OF NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. (D) Advertiser hereby agrees to indemnify, defend and hold harmless AOL and the officers, directors, agents, affiliates, distributors, franchises and employees of AOL from and against all claims, actions, liabilities, losses, expenses, damages and costs (including, without limitation, reasonable attorneys’ fees) that may at any time be incurred by any of them by reason of any claims, suits or proceedings: (a) for libel, defamation, violation of right of privacy or publicity, copyright infringement, trademark infringement or other infringement of any third-party right, fraud, false advertising, misrepresentation, product liability or violation of any law, statute, ordinance, rule or regulation throughout the world in connection with the Advertisements; or (b) arising out of any material breach by Advertiser of any duty, representation or warranty under this Insertion Order. AOL hereby agrees to indemnify, defend and hold harmless Advertiser and the officers, directors, agents, affiliates, distributors, franchises and employees of Advertiser from and against all claims, actions, liabilities, losses, expenses, damages and costs (including, without limitation, reasonable attorneys’ fees) that may at any time be incurred by any of them by reason of any claims, suits or proceedings: (a) for libel, defamation, violation of right of privacy or publicity, copyright infringement, trademark infringement or other infringement of any third-party right, fraud, false advertising, misrepresentation, product liability or violation of any law, statute, ordinance, rule or regulation throughout the world in connection with the AOL Network; or (b) arising out of any material breach by AOL of any duty, representation or warranty under this Insertion Order. The indemnified party shall notify the indemnifier of any claim, action or demand (an “Action”) for which indemnity is claimed. Indemnifier’s counsel defending such Action shall be subject to the indemnified party’s prior written approval. The indemnified party reserves the right to participate in the defense of any Action at its own expense. Settlement of any Action shall be subject to the indemnified party’s prior written approval. This section shall survive the completion, expiration, termination or cancellation of this Insertion Order.

11.    Solicitation. (a) Advertiser shall not send unsolicited, commercial email or other online communication (i.e., “spam”) through or into the AOL Network, absent a prior business relationship with the recipient, and shall comply with any other standard AOL policies and limitations relating to distribution of bulk email solicitations or communications through or into AOL’s products or services (including, without limitation, the requirement that Advertiser provide a prominent and easy means for the recipient to “opt-out” of receiving any future commercial email communications from Advertiser). (b) Advertiser shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Insertion Order (“User Information”) complies with (i) all applicable laws and regulations and (ii) the then-current privacy policy(ies) of the applicable Designated Service(s) (or, in the case of information collected on Advertiser’s site, Advertiser’s standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding Advertiser’s collection, use and disclosure of user information). Advertiser shall limit use of the User Information collected through an Information Request to the Specified Purpose. In the case of AOL Users who purchase products or services from Advertiser, Advertiser will be entitled to incorporate such AOL Users into Advertiser’s aggregate lists of customers; provided that Advertiser shall in no way disclose User Information in a manner that identifies AOL Users as end-users of an AOL product or service, provided that inclusion of AOL User email or IM addresses as part of an aggregate list shall not be deemed a breach of this provision. This section shall survive the completion, expiration, termination or cancellation of this Insertion Order.

12.    Representations and Warranties. Each party to this Insertion Order represents and warrants to the other party that: (i) such party has the full corporate right, power and authority to enter into this Insertion Order and to perform the acts required of it hereunder; and (ii) when executed and delivered by such party, this Insertion Order will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

13.    Termination. Either party may terminate this Insertion Order at any time with written notice to the other party in the event of a material breach of this Insertion Order by the other party, which remains uncured after thirty (30) days written notice thereof; provided that the cure period in connection with Advertiser’s failure to make any payment to AOL required in the Insertion Order shall be ten (10) days rather than thirty days. AOL may terminate this Insertion Order immediately following written notice to Advertiser if Advertiser (1) ceases to do business in the normal course, (2) becomes or is declared insolvent or bankrupt, (3) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (4) makes an assignment for the benefit of creditors. In

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

the event of any termination AOL will refund to Advertiser the pro-rata portion of payments attributable to the impressions not delivered.

14.    Confidentiality. AOL and Advertiser each agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Insertion Order, and for a period of three years following expiration or termination of this Insertion Order, to prevent the duplication or disclosure of Confidential Information of the other party other than by or to its employees or agents who must have access to such Confidential Information to perform such party’s obligations hereunder, which employees or agents are subject to strict confidentiality obligations. Notwithstanding the foregoing, either party may disclose Confidential Information without the consent of the other party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing party shall provide at least five (5) business days prior written notice of such proposed disclosure to the other party and shall submit a request to the applicable governing body that this Insertion Order (or portions thereof) receive confidential treatment to the fullest extent permitted under applicable laws, rules and regulations. “Confidential Information” shall mean any information relating to or disclosed in the course of this Insertion Order, which is or should be reasonably understood to be confidential or proprietary to the disclosing party, including, but not limited to, the material terms of this Insertion Order and information about AOL Users. “Confidential Information” shall not include information (a) already lawfully known to or independently developed by the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third-party. Upon the expiration or termination of this Insertion Order, each party will, upon the written request of the other party, return or destroy (at the option of the party receiving the request) all Confidential Information specified by the other party. This section shall survive the completion, expiration, termination or cancellation of this Insertion Order for the three year period specified herein.

15.    Miscellaneous. The parties to this Insertion Order are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Insertion Order or to exercise any right under this Insertion Order shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance. Except where otherwise specified herein, the rights and remedies granted to a party under this Insertion Order are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity. Neither party will be liable for, or be considered in breach of or default under this Insertion Order on account of any delay or failure to perform as required by this Insertion Order as a result of any causes or conditions which are beyond such party’s reasonable control and which such party is unable to overcome by the exercise of reasonable diligence. Advertiser shall not use, display or modify AOL’s trademarks in any manner absent AOL’s express prior written approval. This Insertion Order sets forth the entire agreement between Advertiser and AOL, and supersedes any and all prior agreements of AOL or Advertiser with respect to the transactions set forth herein. No change, amendment or modification of any provision of this Insertion Order shall be valid unless set forth in a written instrument signed by the party subject to enforcement of such amendment. Neither party shall assign this Insertion Order or any right, interest or benefit under this Insertion Order without the prior written consent of the other party except in connection with a change of control of such assignor. Subject to the foregoing, this Insertion Order shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In the event that any provision of this Insertion Order is held invalid by a court with jurisdiction over the parties to this Insertion Order, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Insertion Order shall remain in full force and effect. This Insertion Order may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Insertion Order shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles. Advertiser hereby irrevocably consents to the jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia in connection with any action arising under this Insertion Order. Any notice or other communication under this Insertion Order will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile or in person to the party to whom the same is directed, (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iii) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. Each party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other party for the implementation or continuing performance of this Insertion Order.

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EXHIBIT D

Behavioral Targeting Specifications

(a)    Tracking. Advertiser shall accurately track user registrations generated within thirty (30) days of distribution of an applicable promotion on the AOL Network. Advertiser shall ensure that such tracking also accurately generates the following information about each new registrant: registration, and conversion to trial subscriptions. Advertiser shall deliver to AOL all information generated by such tracking on a monthly basis in an aggregated form.

(b)    Web Beacons. Advertiser understands and agrees that AOL may use cookies, web beacons, pixels, and/or other technologies (collectively, the “Web Beacons”) on the Advertiser sites to collect non-personally identifiable information in connection with this Agreement (the “Non-PII”) including but not limited to (i) for general reporting purposes, including the compilation of statistics, such as the total number of ads delivered, that may be provided to existing and potential customers; (ii) for scheduling and optimization of programming, promotions, and other activities associated with this Agreement, (iii) for tracking of user registration, geographic, behavioral, demographic, transactional, and other derived data, and (iv) if required by court order, law, or governmental agency. The Non-PII may include, without limitation, information such as web pages viewed by a user, date and time, domain type, and responses by a user to an advertisement, and any other data that Advertiser may pass to AOL (i.e., transaction identification information, transaction revenue estimates and information, and other reasonable information available to Advertiser.

(c)    Data Rights & Ownership. AOL owns all right, title, and interest in and to any data collected from the Web Beacons and all proprietary rights therein. Advertiser agrees that AOL will have the right to use and segment such data in its sole discretion for all purposes relating to its business including, without limitation, for purposes of providing general client and industry reporting and advertisement scheduling, targeting, and delivery optimization across the AOL Network and any other advertising inventory available to AOL. In addition, AOL will have the right to use and disclose non-PII for purposes including but not limited to: (i) for general reporting purposes, including the compilation of statistics, such as the total number of ads delivered, that may be provided to existing and potential customers; (ii) for scheduling and optimization of programming, promotions, and other activities associated with this Agreement, (iii) for tracking of user registration, geographic, behavioral, demographic, transactional, and other derived data, and (iv) if required by court order, law, or governmental agency.

(d)    Web Beacon Placement. Advertiser will place one or more Web Beacons on the landing page of the Advertiser Site in accordance with the specifications provided by AOL. Advertiser agrees that it will be solely responsible for insuring proper functioning and placement of such Web Beacons.

(e)    Privacy. Advertiser represents and warrants that it will provide notice for, and fully disclose, its privacy policies and practices to users of its website(s), and any other policies and practices with respect to the collection of information on users of its website(s).

(f)    Omniture. Advertiser shall integrate Omniture tracking for the Customized Site in accordance with AOL’s reasonable specifications.

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EXHIBIT E

SCREENSHOTS

Channel Level Promotions

Contextual Music – AOL Music Main PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – AOL Music CD Listening Party
Link will be added
next to Buy the CD
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – AOL Video Player PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – AOL Artist Main PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – AOL Album Detail Page
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – AOL Top 11 Countdown Show
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – Commerce Drawer on AOL Artist Main
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – Commerce Drawer on AOL Discography
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – Commerce Drawer on AOL Song Search
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – Commerce Drawer on Songs & Samples
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – Commerce Drawer on Songs/ Videos
PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Contextual Music – AOL Radio PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT F

AOL PERFORMANCE NETWORK PROMOTIONS

1.	Site and Products. The HTTP/URL address to be connected to the promotions provided in connection with this Insertion Order (“Performance Promotions”) shall be a version of the site located at www.napster.com and any related web pages or pages linked thereto (e.g., splash pages or ordering/registration pages), customized if and to the extent necessary to comply with the applicable requirements herein (the “Advertiser Site”). The only products and/or services that may be offered or promoted by Advertiser in the Performance Promotions or on the Advertiser Site are the Advertiser Products. The Advertiser Site shall not promote the products or services of any third party (or any products or services other than the Advertiser Products) without AOL’s written consent (including indirectly via any pop-up, pop-under, etc.). For the purposes of this Agreement Performance Promotions shall be considered Advertisements.

2.	Optimization Technology. AOL may, through its affiliate, Advertising.com, or designated third party vendor, serve the Performance Promotions, and track related click-through and conversion metrics (where applicable), utilizing certain inventory optimization technology (the “Optimization Technology”). Prior to launch of any Performance Promotions, Advertiser will take all actions necessary to enable AOL, Advertising.com, or AOL’s designated third party vendor, to track click-throughs, including delivering unique Advertiser Site URLs as requested by AOL.

a.	Tracking Tags. During the Term, Advertiser agrees to place on mutually agreed upon page(s) of the Advertiser Site a pixel tracking tag as necessary for tracking and reporting through the Optimization Technology (the “Tracking Tag”). Unless otherwise approved by AOL, the page(s) containing the Tracking Tag shall be accessible to any visitor to the Advertiser Site (regardless of whether such visitor linked to the Advertiser Site from the AOL Network). Advertiser agrees to disclose within its standard privacy policy (in a clear and conspicuous manner) the data use and collection practices related to the Tracking Tag on the Advertiser Site.

b.	Web Beacon Placement. Advertiser agrees that Advertiser shall be solely responsible for insuring proper placement of the Web Beacons on Advertiser’s web site, including making sure that the Web Beacons only track the Actions to which Advertiser’s campaign relates. In the event that Advertiser improperly places the Web Beacons on Advertiser’s web site, resulting in, among other things, AOL or it’s affiliate, Ad.com trafficking Advertiser’s campaign based on misleading campaign performance results, the parties agree that Advertiser shall pay AOL based on AOL’s reasonable estimation of Actions delivered, as determined in AOL’s sole discretion. Advertiser further understands that maintaining Advertiser’s web site on which the Web Beacons are placed in good working order during the term of the Agreement is critical to the success of Advertiser’s campaign. Accordingly, in the event that Advertiser’s web site on which the Web Beacons are placed fails to operate in good working order (i.e., goes down) at any time during the term of the Agreement, Advertiser shall notify AOL that Advertiser’s web site has gone down within three (3) hours of Advertiser’s web site going down. If Advertiser fails to provide AOL with notification as required above, the parties agree that AOL may bill Advertiser based on AOL’s reasonable estimation of Actions, as determined in AOL’s sole discretion, that would have been delivered during the period that Advertiser’s web site was not functioning.

c.	Conversion Criteria. In addition, in the event that Advertiser is paying AOL a Bounty for any conversion metrics other than click-throughs, then the following shall apply: A “Conversion” shall equal all View-Based Conversions subject to the Conversion Criteria, and all Click-Based Conversions subject to the Conversion Criteria.

•

A “View-Based Conversion” shall mean the serving of a Tracking Tag to an AOL User during a visit to the Advertiser Site not initiated by clicking through an Advertisement, where such visit occurred within a certain number of days (the “View-Based Latency Window”) after such AOL User was exposed to an Advertisement.

•

A “Click-Based Conversion” shall mean the serving of a Tracking Tag to an AOL User during a visit to the Advertiser Site, where such visit occurred within a certain number of days (the “Click-Based Latency Window”) after such AOL User had clicked on an Advertisement (but had not triggered an Instant Conversion). Advertiser shall pay AOL a Bounty for One Hundred percent (100%) of the number of Leads arising from Click-based Conversions that occur with thirty (30) days of initial

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exposure to an Advertisement. Such percentage and number of days may be adjusted pursuant to the terms of this agreement.

•	Subsequent changes to the Conversion Criteria may be made pursuant to Section 3(b) below.

3.	Economics.

a.	Bounty. Advertiser shall pay to AOL a $[***] CPA bounty (“Bounty”) for Advertisements in the AOL Performance Network up to a maximum aggregate of [***] dollars ($[***]) (“Performance Cap”). CPA shall mean when a user clicks through the Performance Promotions served by AOL and downloads the Napster software for a free trial. Bounties acquired through the AOL Performance Network will count toward both the [***] threshold in Section 5 of the Agreement and the [***] threshold in Section 7 of the Agreement.

b.	Guarantee. The spend commitment of [***] Dollars ($[***]) hereunder is a guaranteed, non-refundable amount. In the event that the Performance Promotions are terminated by either party or either Party reasonably believes that the Performance Cap will not be met during the Initial Term of the Agreement, then the balance of the Performance Cap that is not used will be reapplied toward the following AOL Network Advertisements and shall not be refunded:

High Reach Social Network AOL 728x90 (RM) —$[***] CPM or

Such other advertisements as are mutually agreed to by the parties.

4.	Promotions. Notwithstanding anything to the contrary, any Performance Promotions shall be at AOL’s sole discretion; AOL does not guarantee any specific minimum level (e.g., number or location) of placements, impressions, click-throughs, or any other promotions or metrics; and AOL may cease the serving of Performance Promotions at any time. In the event of a conflict between the Insertion Order and this Exhibit then the terms of this Exhibit shall govern.